Exhibit 10.5

FORM OF

INTELLECTUAL PROPERTY RIGHTS

CROSS-LICENSE AGREEMENT

BY AND BETWEEN

NETGEAR, INC.

AND

ARLO TECHNOLOGIES, INC.

Dated as of [•], 2018

TABLE OF CONTENTS

		Page
ARTICLE I DEFINITIONS AND INTERPRETATION

Section 1.1	Certain Definitions	1

ARTICLE II
LICENSES

Section 2.1	License of NETGEAR Patents	4
Section 2.2	License of Arlo Patents	4
Section 2.3	Further Assurances	5
Section 2.4	License of NETGEAR Other IP	5
Section 2.5	License of Arlo Other IP	5
Section 2.6	License of NETGEAR Core Software	5
Section 2.7	License of Arlo Core Software	5
Section 2.8	Shared Software	6
Section 2.9	Rights of Subsidiaries	6
Section 2.10	Sublicensing	6
Section 2.11	No Other Rights; Retained Ownership	7
Section 2.12	Open Source	7
Section 2.13	New IPR	7

ARTICLE III
ADDITIONAL TERMS

Section 3.1	Bankruptcy Rights	8
Section 3.2	Confidentiality	8

ARTICLE IV
NO REPRESENTATIONS OR WARRANTIES

Section 4.1	NO OTHER REPRESENTATIONS OR WARRANTIES	8
Section 4.2	General Disclaimer	9
Section 4.3	Limitation of Liability	9
ARTICLE V
TERM
Section 5.1	Term and Termination	9

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ARTICLE VI
GENERAL PROVISIONS

Section 6.1	No Obligation	10
Section 6.2	Indemnification	10
Section 6.3	Entire Agreement	10
Section 6.4	Assignment	10
Section 6.5	Limitations on Change of Control	11
Section 6.6	Third-Party Beneficiaries	11
Section 6.7	Severability	11
Section 6.8	Other Remedies	11
Section 6.9	Amendment and Waivers	12
Section 6.10	Notices	12
Section 6.11	Miscellaneous	13
Section 6.12	Governing Law	13
Section 6.13	Relationship of the Parties	13
SCHEDULES
Schedule A-1	Arlo Listed Patents
Schedule A-2	Arlo Core Software
Schedule A-3	NETGEAR Core Software
Schedule A-4	NETGEAR Listed Patents

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INTELLECTUAL PROPERTY RIGHTS CROSS-LICENSE AGREEMENT

This INTELLECTUAL PROPERTY RIGHTS CROSS-LICENSE AGREEMENT (this “Agreement”), dated as of [•], 2018, is by and between NETGEAR, Inc., a Delaware corporation, and Arlo Technologies, Inc., a Delaware corporation.

R E C I T A L S

WHEREAS, the board of directors of NETGEAR, Inc. has determined that it is in the best interests of NETGEAR, Inc. and its stockholders to create a new publicly traded company which shall operate the Arlo Business;

WHEREAS, pursuant to the Master Separation Agreement, dated as of the date hereof, by and between NETGEAR, Inc. and Arlo Technologies, Inc. (as amended, modified or supplemented from time to time in accordance with its terms, the “Separation Agreement”), NETGEAR shall transfer the Arlo Assets to Arlo, and Arlo shall assume the Arlo Liabilities, in each case, as more fully described in the Separation Agreement and the Ancillary Agreements (the “Separation”);

WHEREAS, the Arlo Assets include certain Intellectual Property Rights and Technology; and

WHEREAS, in connection with the Separation, NETGEAR wishes to grant to Arlo licenses to certain NETGEAR Intellectual Property Rights not included in the Arlo Assets and NETGEAR wishes to retain, and Arlo wishes to grant to NETGEAR licenses to certain Intellectual Property Rights included in the Arlo Assets, in each case as and to the extent set forth herein.

NOW, THEREFORE, in consideration of the mutual agreements, provisions and covenants contained in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound, hereby agree as follows:

ARTICLE I

DEFINITIONS AND INTERPRETATION

Section 1.1 Certain Definitions. As used herein, the following terms have the meanings set forth below. Capitalized terms that are not defined in this Agreement shall have the meanings set forth in the Separation Agreement.

(a) “Acquired Party” shall have the meaning set forth in Section 6.4.

(b) “Acquiring Party” shall have the meaning set forth in Section 6.4.

(c) “Arlo” shall mean Arlo Technologies, Inc. and, unless the context requires otherwise, any entity that is a Subsidiary of Arlo Technologies, Inc.

(d) “Arlo Core Software” shall mean the Software described on Schedule A-2, which Software belongs to one or more of the following categories: Software used in or constituting (i) firmware, (ii) cloud Software, or (iii) mobile application Software, in each case of clauses (i)–(iii) that is, or is part of, an Arlo Product.

(e) “Arlo Licensed Field” shall mean, except as may be limited pursuant to Section 6.5, the field of the conduct of the Arlo Business as conducted as of the Separation Time and Natural Extensions thereof.

(f) “Arlo Licensed Patents” shall mean (i) the Patents (including Patent Applications) set forth in Schedule A-1 attached hereto (“Arlo Listed Patents”) and any Patent constituting New IPR that is determined to be licensed to NETGEAR in accordance with Section 6.6 of the Separation Agreement, together with (ii) any Patent that claims priority to, or issues from, any of the Patents set forth in clause (i) and (iii) any foreign counterpart of any of the foregoing Patents, which Patents will be licensed to NETGEAR pursuant to the terms of this Agreement.

(g) “Arlo Marks” shall have the meaning set forth in the Separation Agreement, but shall include for the purposes of this Agreement any additional Trademark or brands adopted by Arlo following the Separation Time.

(h) “Arlo Other IP” shall mean Other IP included in or constituting the Arlo Assets and any Other IP constituting New IPR that is determined to be licensed to NETGEAR in accordance with Section 6.6 of the Separation Agreement.

(i) “Arlo Products” shall have the meaning set forth in the Separation Agreement.

(j) “Change of Control” shall mean, with respect to a Party, (a) a transaction whereby any Person or group (within the meaning of Section 13(d)(3) of the Securities and Exchange Act of 1934, as amended) would acquire, directly or indirectly, voting securities representing more than fifty percent (50%) of the total voting power of such Party; (b) a merger, consolidation, recapitalization or reorganization of such Party, unless securities representing more than fifty percent (50%) of the total voting power of the legal successor to such Party as a result of such merger, consolidation, recapitalization or reorganization are immediately thereafter beneficially owned, directly or indirectly, by the Persons who beneficially owned such Party’s outstanding voting securities immediately prior to such transaction; or (c) the sale of all or substantially all of the consolidated assets of such Party’s Group. For the avoidance of doubt, no transaction contemplated by the Separation Agreement shall be considered a Change of Control.

(k) “Commercial Components” shall mean commercially available components and software sourced from NETGEAR or a Third Party, incorporated in, or necessary for the manufacture or support of, Arlo Products, regardless of whether such components or software are being supplied or provided by NETGEAR prior to the Separation Time, or will continue to be supplied or provided by NETGEAR following the Separation Time.

(l) “Exploit” shall mean, as the context requires, to use, make, have made, sell, offer for sale, import, copy, distribute, create derivative works of, develop or otherwise commercialize any Technology or product.

(m) “Intellectual Property Rights” shall have the meaning set forth in the Separation Agreement.

(n) “Licensee” shall mean a Party in its capacity as the licensee of the rights or licenses granted to it by the other Party pursuant to Article II.

(o) “Licensor” shall mean a Party in its capacity as the licensor or grantor of any rights or licenses granted by it to the other Party pursuant to Article II.

(p) “Licensor Indemnitees” shall have the meaning set forth in Section 6.2(a).

(q) “Natural Extensions” shall mean, with respect to a given business, product or service, all updates, upgrades, successors, improvements or enhancements to, or follow-ons, derivatives or future generations, as the case may be, of such business, product or service of the same general type and class.

(r) “NETGEAR” shall mean NETGEAR, Inc. and, unless the context requires otherwise, any entity that is a Subsidiary of NETGEAR, Inc., excluding Arlo.

(s) “NETGEAR Core Software” shall mean the Software described on Schedule A-3.

(t) “NETGEAR Licensed Field” shall mean, except as may be limited pursuant to Section 6.5, the field of the conduct of the Parent Business (as such term is defined in the Separation Agreement) as conducted as of the Separation Time and Natural Extensions thereof.

(u) “NETGEAR Licensed Patents” shall mean (i) the Patents (including any patent applications) that are set forth on Schedule A-4, as such schedule may be amended in accordance with Section 2.3 (the “NETGEAR Listed Patents”), and any Patent constituting New IPR that is determined to be licensed to Arlo in accordance with Section 6.6 of the Separation Agreement, together with (ii) any Patents that claim priority to, or issue from, any of the Patents set forth in clause (i), and (iii) any foreign counterpart of any of the foregoing, which Patents will be licensed to Arlo pursuant to the terms of this Agreement.

(v) “NETGEAR Other IP” shall mean all items of Other IP owned by NETGEAR as of immediately after the Separation Time (i) that are embodied by or in the Arlo Assets or (ii) that are items of information constituting Trade Secrets related to the Arlo Licensed Field and retained in the unaided minds of Arlo employees or otherwise known to them in connection with their participation in the Arlo Business, and any Other IP constituting New IPR that is determined to be licensed to Arlo in accordance with Section 6.6 of the Separation Agreement.

(w) “NETGEAR Products” shall have the same meaning as the term “Parent Products” (as such term is defined in the Separation Agreement).

(x) “New IPR” shall have the meaning set forth in the Separation Agreement.

(y) “Non-Acquired Party” shall have the meaning set forth in Section 6.4.

(z) “Open Source Software” shall mean Software which is subject to any license meeting the definition of “Open Source” promulgated by the Open Source Initiative, available online at http://www.opensource.org/osd.html (including any GNU General Public License, Library General Public License, Lesser General Public License, Mozilla Public License, Berkeley Software Distribution license, MIT and the Apache License).

(aa) “Other IP” shall mean Intellectual Property Rights other than Patents, Domain Names and Trademarks.

(bb) “Parties” shall mean the parties to this Agreement.

(cc) “Shared Software” shall have the meaning set forth in Section 2.8.

(dd) “Spin-Out” shall have the meaning set forth in Section 2.9(b).

(ee) “Technology” shall have the meaning set forth in the Separation Agreement.

ARTICLE II

LICENSES

Section 2.1 License of NETGEAR Patents. Subject to the terms and conditions of this Agreement, NETGEAR agrees to grant, and hereby grants, to Arlo a non-exclusive, non-transferable (except as set forth in Section 6.4), non-sublicensable (except as provided in Section 2.10), worldwide, fully paid, royalty-free, irrevocable license under the NETGEAR Licensed Patents to (i) use, make, have made, sell, offer for sale, import and otherwise Exploit Arlo Products, in each case, solely in the Arlo Licensed Field, and (ii) to practice any method, process or procedure claimed in any of the NETGEAR Licensed Patents in connection with the Exploitation of Arlo Products or the operation of the Arlo Business, in each case, solely in the Arlo Licensed Field. For the avoidance of doubt, (x) no rights are granted to Arlo under the NETGEAR Licensed Patents outside the Arlo Licensed Field, and (y) no rights are granted to make or have made any Commercial Components.

Section 2.2 License of Arlo Patents. Subject to the terms and conditions of this Agreement, NETGEAR hereby retains, and Arlo agrees to grant, and hereby grants, to NETGEAR, a non-exclusive, non-transferable (except as set forth in Section 6.4), non-sublicensable (except as provided in Section 2.10), worldwide, fully paid, royalty-free, irrevocable license under the Arlo Licensed Patents to (i) use, make, have made, sell, offer for sale, import and otherwise Exploit any NETGEAR Products, in each case, solely in the NETGEAR Licensed Field and (ii) to practice any method, process or procedure claimed in any of the Arlo Licensed Patents in connection with the Exploitation of any products and services of NETGEAR, in each case, solely in the NETGEAR Licensed Field.

Section 2.3 Further Assurances. If, prior to the first anniversary of the Separation Time, the Parties determine that as of the Separation Time, NETGEAR owned a Patent (including a patent application) that, absent a license of the scope set forth in Section 2.1, would be infringed (absent a license of the scope set forth in Section 2.1) or practiced by the operation of the Arlo Business as of the Separation Time, and such Patent is not listed as a NETGEAR Listed Patent on Schedule A-4, then such omitted Patent shall be added to the list in Schedule A-4 and thereafter be deemed a NETGEAR Listed Patent as of the Separation Time for purposes of this Agreement.

Section 2.4 License of NETGEAR Other IP. Subject to the terms and conditions of this Agreement, NETGEAR agrees to grant, and hereby grants, to Arlo a non-exclusive, non-transferable (except as set forth in Section 6.4), sublicensable (in accordance with Section 2.10), perpetual, irrevocable, worldwide, fully paid, royalty-free license under the NETGEAR Other IP to Exploit the Arlo Assets and to operate the Arlo Business, including to make, have made, use, import, sell and distribute any Arlo Products, without restriction and in any field; provided, that the foregoing license does not extend to the NETGEAR Core Software or any Other IP embodied therein.

Section 2.5 License of Arlo Other IP. Subject to the terms and conditions of this Agreement, NETGEAR hereby retains, and Arlo agrees to grant, and hereby grants, to NETGEAR, a non-exclusive, non-transferable (except as set forth in Section 6.4), sublicensable (in accordance with Section 2.10), perpetual, irrevocable, worldwide, fully paid, royalty-free license under the Arlo Other IP to use and Exploit any of NETGEAR’s Technology and to operate the current or future business of NETGEAR, including to make, have made, use, import, sell and distribute any NETGEAR Products, without restriction and in any field; provided, that the foregoing license does not extend to the Arlo Core Software (other than Shared Software) or any Other IP embodied therein.

Section 2.6 License of NETGEAR Core Software. Subject to the terms and conditions of this Agreement, NETGEAR agrees to grant, and hereby grants, to Arlo a non-exclusive, non-transferable (except as set forth in Section 6.4), perpetual, irrevocable, worldwide, fully paid, royalty-free license under the NETGEAR Other IP embodied in the NETGEAR Core Software to internally use, copy and create derivative works of such NETGEAR Core Software in source and object code form, and to copy and distribute (including by means of a sublicense on the same terms as Arlo licenses its own like Software) the NETGEAR Core Software and derivatives thereof, in object code form only and only to the extent incorporated in Arlo Products and as may be further limited in accordance with Section 6.5.

Section 2.7 License of Arlo Core Software. Subject to the terms and conditions of this Agreement and except as set forth in Section 2.8 with respect to the Shared Software, NETGEAR hereby retains, and Arlo agrees to grant, and hereby grants, to NETGEAR a non-exclusive, non-transferable (except as set forth in Section 6.4), perpetual, irrevocable, worldwide, fully paid, royalty-free license under the Arlo Other IP embodied in the Arlo Core

Software to internally use, copy and create derivative works of such Arlo Core Software in source and object code form, and to copy and distribute (including by means of a sublicense on the same terms as NETGEAR licenses its own like Software) the Arlo Core Software and derivatives thereof, in object code form only and only to the extent incorporated in NETGEAR Products and as may be further limited in accordance with Section 6.5.

Section 2.8 Shared Software. The Parties acknowledge and agree that (i) each of the three categories of Arlo Core Software set forth in the definition of such term may include discrete Software code (e.g., routines, drivers and linked libraries) that originated from, or were adapted from Software created by NETGEAR prior to the Separation Time, and (ii) such discrete items of Arlo Core Software, derivatives of such Arlo Core Software, and Software from which such Arlo Core Software was derived, are being used or are held for use by NETGEAR in its products other than the Arlo Products (such Software as described in clauses (i) and (ii), the “Shared Software”). Accordingly, the Parties agree that the Other IP embodied in or by such Shared Software shall be considered “Arlo Other IP” for purposes of this Agreement and licensed to NETGEAR pursuant to Section 2.5 of this Agreement.

Section 2.9 Rights of Subsidiaries.

(a) All Patent rights and licenses granted in Section 2.1, Section 2.2, Section 2.6, Section 2.7 and Section 2.8 by NETGEAR and Arlo, respectively, are granted to the other Party as Licensee and to any entity that is a Subsidiary of such Licensee, but only for so long as such entity is a Subsidiary of the Licensee, and will terminate with respect to such entity when it ceases to be a Subsidiary of the Licensee, except in the case of a Spin-Out of such entity as provided in Section 2.9(b).

(b) In the event of a transaction or series of related transactions whereby an entity that is a Subsidiary of a Party actively engaged in a line of business ceases to be a Subsidiary of such Party (such transaction, a “Spin-Out”), such entity may retain, by way of a sublicense, any licenses granted or sublicensed to it hereunder, but only with respect to the line of business that it is engaged in at the effective time of such Spin-Out; provided, that such entity or its successor provides the Licensor hereunder with written notice of the Spin-Out and agrees in writing to be bound by the terms of this Agreement, including any license limitations. In the event that such entity resulting from, or in connection with, the Spin-Out is acquired by a third party, such sublicense will not extend to any products, business or operations of such third party.

Section 2.10 Sublicensing.

(a) Each Party (but not its respective Subsidiaries), as a Licensee, may sublicense the license and rights granted to such Licensee with respect to Other IP in Section 2.4, Section 2.5 and Section 2.8, respectively, freely to a third party in connection with the operation of such Licensee’s business in the ordinary course, including in connection with the Exploitation or licensing of its respective products and services; provided, that each Party shall treat any material Trade Secrets or confidential information that embodies, or is, Other IP licensed to it hereunder in the same manner, and with the same degree of care, that it treats its own like confidential information and Trade Secrets, but in no event with less than reasonable care, and neither Party shall disclose such Trade Secrets or confidential information to a Third Party except in connection with the disclosure of such Party’s own confidential information or Trade Secrets of at least comparable importance and value.

(b) Except as provided in Section 2.9(b), NETGEAR may not sublicense or disclose the source code for the Arlo Core Software to any Third Party, and Arlo may not disclose or sublicense the source code for the NETGEAR Core Software to any Third Party.

(c) Except as provided in Section 2.9(b), a Party may not sublicense any Patent licensed to it in Section 2.1 and Section 2.2 hereunder, except with the express written permission of the Party owning such Patent. Neither Party may exercise its make or have made rights in a manner that would have the effect of granting a sublicense to any Third Party.

Section 2.11 No Other Rights; Retained Ownership.

(a) Each Party acknowledges and agrees that (i) its rights and licenses to the other Party’s Intellectual Property Rights are solely as set forth in, and as may be limited by, this Agreement, and (ii) neither Party has, nor will it claim to have, any rights or licenses to the other Party’s Intellectual Property Rights as a result of its status as an Affiliate of such other Party or otherwise. Each Party shall retain all rights, including all Intellectual Property Rights, in and to any improvement to, or derivative works of, any Technology or Software licensed to it hereunder, and shall have no obligation to provide or disclose such improvements or derivative works to the other Party.

(b) Notwithstanding anything to the contrary set forth in this Agreement, this Agreement grants to NETGEAR no right or license to any Intellectual Property Rights that Arlo may own now or in the future, except as expressly set in Section 2.2, Section 2.5, Section 2.7 or Section 2.8, whether by implication, estoppel or otherwise. For avoidance of doubt, under this Agreement, Arlo retains sole ownership of the Arlo Intellectual Property transferred or assigned from NETGEAR in accordance with the terms of the Separation Agreement.

(c) Notwithstanding anything to the contrary set forth in this Agreement, this Agreement grants to Arlo no right or license to any Intellectual Property Rights that NETGEAR may own now or in the future, except as expressly set in Section 2.1, Section 2.4 and Section 2.6, whether by implication, estoppel or otherwise. For avoidance of doubt, under this Agreement, NETGEAR retains sole ownership of the Parent Intellectual Property (as such term is defined in the Separation Agreement).

Section 2.12 Open Source. The Parties acknowledge that certain Software provided under the Separation Agreement or licensed hereunder may include Open Source Software, and that any use or distribution of such Software shall be subject to the terms and requirements of the license applicable to such Open Source Software.

Section 2.13 New IPR. Any New IPR licensed by one Party to the other Party hereunder in accordance with Section 6.6 of the Separation Agreement, shall be deemed to have been licensed hereunder to a Party upon the creation of such New IPR by the other Party.

ARTICLE III

ADDITIONAL TERMS

Section 3.1 Bankruptcy Rights. All rights and licenses granted to a Party as licensee hereunder, are, for purposes of Section 365(n) of the United States Bankruptcy Code (the “Bankruptcy Code”), licenses of Intellectual Property Rights within the scope of Section 101 of the Bankruptcy Code. The Licensor acknowledges that the Licensee, as a licensee of such rights and licenses hereunder, will retain and may fully exercise all of its rights and elections under the Bankruptcy Code. Each Party irrevocably waives all arguments and defenses arising under 11 U.S.C. § 365(c)(1) or successor provisions to the effect that applicable Law excuses such Party from accepting performance from or rendering performance to an entity other than the debtor or debtor-in-possession as a basis for opposing assumption of this Agreement in a case under Chapter 11 of the Bankruptcy Code to the extent that such consent is required under 11 U.S.C. § 365(c)(1) or any successor statute.

Section 3.2 Confidentiality. Notwithstanding the transfer or disclosure of any Technology or grant or retention of any license to a Trade Secret or other proprietary right in confidential information to or by a Party hereunder, each Party agrees on behalf of itself and its Subsidiaries that (i) it (and each of its Subsidiaries) shall treat the Trade Secrets and confidential information of the other Party with at least the same degree of care as they treat their own similar Trade Secrets and confidential information, but in no event with less than reasonable care, and (ii) neither Party (nor any of its Subsidiaries) may use or disclose the Trade Secrets or confidential information, as applicable, licensed or disclosed to it by the other Party under this Agreement, except in accordance with its respective license to Other IP granted in Article II. Nothing herein will limit either Party’s ability to enforce its rights against any third party that misappropriates or attempts to misappropriate any Trade Secrets or confidential information from it, regardless of whether it is an owner or licensee of such Trade Secrets or confidential information.

ARTICLE IV

NO REPRESENTATIONS OR WARRANTIES

Section 4.1 NO OTHER REPRESENTATIONS OR WARRANTIES. ALL LICENSES AND RIGHTS GRANTED HEREUNDER ARE GRANTED ON AN AS-IS BASIS WITHOUT REPRESENTATION OR WARRANTY OF ANY KIND. NO REPRESENTATIONS OR WARRANTIES WHATSOEVER, WHETHER EXPRESS, IMPLIED OR STATUTORY, INCLUDING WITHOUT LIMITATION, WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, TITLE, CUSTOM, TRADE, NON-INFRINGEMENT, NON-VIOLATION OR NON-MISAPPROPRIATION OF THIRD PARTY INTELLECTUAL PROPERTY, ARE MADE OR GIVEN BY OR ON BEHALF OF A PARTY. ALL SUCH REPRESENTATIONS AND WARRANTIES, WHETHER ARISING BY OPERATION OF LAW OR OTHERWISE, ARE HEREBY EXPRESSLY EXCLUDED.

Section 4.2 General Disclaimer. Nothing contained in this Agreement shall be construed as:

(a) a warranty or representation by either Party as to the validity, enforceability or scope of any Intellectual Property Rights;

(b) an agreement by either Party to maintain any Patents or other Intellectual Property Rights in force;

(c) an agreement by either Party to bring or prosecute actions or suits against any third party for infringement of Intellectual Property Rights or any other right, or conferring upon either Party any right to bring or prosecute actions or suits against any third party for infringement of Intellectual Property Rights or any other right;

(d) conferring upon either Party any right to use in advertising, publicity or otherwise any trademark, trade name or names, or any contraction, abbreviation or simulations thereof, of the other Party;

(e) conferring upon either Party by implication, estoppel or otherwise, any license or other right, except the licenses and rights expressly granted hereunder; or

(f) an obligation to provide any technical information, know-how, consultation, technical services or other assistance or deliverables to the other Party.

Section 4.3 Limitation of Liability. NEITHER PARTY SHALL BE LIABLE TO THE OTHER FOR ANY CONSEQUENTIAL, INCIDENTAL, INDIRECT, SPECIAL OR PUNITIVE DAMAGES ARISING FROM THIS AGREEMENT.

ARTICLE V

TERM

Section 5.1 Term and Termination. The term of this Agreement shall commence on the Separation Time and shall continue until the expiration of the last-to-expire of the Intellectual Property Rights licensed under this Agreement. The transfers, assignments, conveyances and licenses granted in this Agreement are irrevocable, and cannot be early terminated. Each Party acknowledges and agrees that its sole remedies for breach by the other Party of the licenses granted hereunder or of any other provision hereof, shall be to bring a claim to recover damages and to seek appropriate equitable relief, subject to the restriction in the following sentence. Each Party agrees that the transfers, assignments, conveyances and licenses such Party grants or makes to the other Party shall continue in full force and effect, notwithstanding any breach of or default under any term hereof by the other Party and in no event shall such Party, directly or indirectly, seek to have this Agreement (including any of the rights or licenses granted by such Party herein) rescinded, revoked or otherwise terminated, in part or in whole, or seek to enjoin the lawful exercise of any rights or licenses granted by such Party hereunder or take any similar action.

ARTICLE VI

GENERAL PROVISIONS

Section 6.1 No Obligation. Nothing set forth herein shall restrict either Party from transferring, assigning or licensing any Intellectual Property Rights owned by it and licensed to the other hereunder; provided, that any transfer or assignment of any Intellectual Property Rights licensed to a Party hereunder, shall be subject to the licenses granted in this Agreement and the proposed transferee or assignee shall provide written acknowledgment that the Intellectual Property Rights such proposed transferee or assignee is acquiring are subject to the licenses granted in this Agreement.

Section 6.2 Indemnification.

(a) To the fullest extent permitted by Law, Licensee shall (and shall cause its Subsidiaries to) indemnify, defend and hold harmless Licensor, each of Licensor’s Subsidiaries and each of their respective past, present and future directors, officers, employees and agents, in each case in their respective capacities as such, and each of the heirs, executors, successors and assigns of any of the foregoing (collectively, the “Licensor Indemnitees”), from and against any and all Liabilities of the Licensor Indemnitees in connection with any suit, investigation, claim or demand of any Third Party to the extent relating to or arising out of Licensee’s or any of its Subsidiaries’ use, practice or exercise, after the Separation Time, of the Intellectual Property Rights licensed to it and its Subsidiaries hereunder, regardless of whether such use, practice or exercise is licensed or permitted hereunder.

(b) The provisions of Section 5.4 (Indemnification Obligations Net of Insurance Proceeds and Other Amounts), Section 5.5 (Procedures for Indemnification of Third-Party Claims), Section 5.6 (Additional Matters) and Section 5.7 (Right of Contribution) of the Separation Agreement shall apply to indemnification claims under this Agreement mutatis mutandis.

Section 6.3 Entire Agreement. This Agreement, the Separation Agreement, the other Ancillary Agreements and the Exhibits, Schedules and appendices hereto and thereto contain the entire agreement between the Parties with respect to the subject matter hereof, supersede all previous agreements, negotiations, discussions, writings, understandings, commitments and conversations with respect to such subject matter, and there are no agreements or understandings between the Parties other than those set forth or referred to herein or therein. This Agreement, the Separation Agreement and the other Ancillary Agreements together govern the arrangements in connection with the Separation, the IPO and the Distribution and would not have been entered independently.

Section 6.4 Assignment. This Agreement shall be binding upon and inure to the benefit of the Parties, and their respective successors and permitted assigns; provided, however, that neither Party may assign its rights or delegate its obligations under this Agreement without the express prior written consent of the other Party (the “Non-Acquired Party”) hereto, as applicable. Notwithstanding the foregoing, subject to Section 6.5, no such consent shall be required for the assignment or assumption of a Party’s rights and obligations under this Agreement, the Separation Agreement and the other Ancillary Agreements (except as may be otherwise provided in any such Ancillary Agreement) in whole (i.e., the assignment of a Party’s rights and obligations under this Agreement and all Ancillary Agreements all at the same time) in connection with a Change of Control of a Party (such party, the “Acquired Party”); provided that the resulting, surviving or transferee Person (the “Acquiring Party”) (i) assumes all of the obligations of the Acquired Party by operation of Law or by express assignment, as the case may be, and delivers to the Non-Acquired Party a writing executed by the Acquiring Party prior to the consummation of any transaction resulting in a Change of Control, in form and substance reasonably satisfactory to the Non-Acquired Party, which writing includes an express acknowledgement regarding the limitations on the licenses granted hereunder to the Acquired Party as a result of such Change of Control.

Section 6.5 Limitations on Change of Control. In the event of a Change of Control:

(a) where Arlo is the Acquired Party as set forth in Section 6.4: (i) the license set forth in Section 2.1 to NETGEAR Patents and the license set forth in Section 2.6 to NETGEAR Core Software shall become limited and shall not extend to any product or service of the Acquiring Party or its affiliates that are sold, distributed, provided or otherwise commercialized at any time, if such product or service was commercialized prior to the date of the consummation of such Change of Control of Arlo, and (ii) the licenses granted hereunder to NETGEAR shall continue in accordance with the terms of this Agreement and shall not otherwise be affected by the Change of Control of Arlo; and

(b) where NETGEAR is the Acquired Party as set forth in Section 6.4: (i) the license set forth in Section 2.2 to Arlo Patents and the license set forth in Section 2.7 to Arlo Core Software shall become limited and shall not extend to any product or service of the Acquiring Party or its affiliates that are sold, distributed, provided or otherwise commercialized at any time, if such product or service was commercialized prior to the date of the consummation of such Change of Control of NETGEAR, and (ii) the licenses granted hereunder to Arlo shall continue in accordance with the terms of this Agreement and shall not otherwise be affected by the Change of Control of NETGEAR.

Section 6.6 Third-Party Beneficiaries. The provisions of this Agreement are solely for the benefit of the Parties and are not intended to confer upon any Person except the Parties any rights or remedies hereunder, and there are no third-party beneficiaries of this Agreement, and this Agreement shall not provide any third person with any remedy, claim, Liability, reimbursement, claim of action or other right in excess of those existing without reference to this Agreement.

Section 6.7 Severability. If any provision of this Agreement, or the application thereof, is for any reason held to any extent to be invalid, illegal or unenforceable, then the remainder of this Agreement and the application thereof will nevertheless remain in full force and effect so long as the economic and legal substance of the transactions contemplated by this Agreement are not affected in any manner materially adverse to any Party hereto. Upon such determination that any provision is invalid, illegal or unenforceable, the Parties agree to replace such provision with a valid, legal and enforceable provision that will achieve, to the maximum extent legally permissible, the economic, business and other purposes of such provision.

Section 6.8 Other Remedies. Except to the extent set forth otherwise herein, any and all remedies herein expressly conferred upon a Party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such Party, and the exercise by a Party of any one remedy will not preclude the exercise of any other remedy. It is accordingly agreed that, subject to Section 5.1, the Parties will be entitled (in addition to any other remedy that may be available to it) to seek an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction and that no Party shall be required to provide any bond or other security in connection with any such decree, order or injunction or in connection with any related action.

Section 6.9 Amendment and Waivers. Subject to applicable Law, any provision of this Agreement may be amended or waived if, but only if, such amendment or waiver is in writing and is signed, in the case of an amendment, by each of the Parties, or, in the case of a waiver, by the Party against whom the waiver is to be effective. No course of dealing and no failure or delay on the part of any Party hereto in exercising any right, power or remedy conferred by this Agreement shall operate as a waiver thereof or otherwise prejudice such party’s rights, powers and remedies. The failure of any of the Parties to this Agreement to require the performance of a term or obligation under this Agreement or the waiver by any of the Parties to this Agreement of any breach hereunder shall not prevent subsequent enforcement of such term or obligation or be deemed a waiver of any subsequent breach hereunder. No single or partial exercise of any right, power or remedy conferred by this Agreement shall preclude any other or further exercise thereof or the exercise of any other right, power or remedy.

Section 6.10 Notices. All notices, requests, claims, demands or other communications under this Agreement and, to the extent applicable and unless otherwise provided therein, under each of the Ancillary Agreements shall be in writing and shall be given or made (and shall be deemed to have been duly given or made upon receipt) by delivery in person, by overnight courier service or by facsimile with receipt confirmed, to the respective Parties at the following addresses (or at such other address for a Party as shall be specified in a notice given in accordance with this Section 6.9):

If to NETGEAR, to:

NETGEAR, Inc.

350 E. Plumeria Drive

San Jose, California 95134

Attention:   General Counsel

E-mail:       legal@netgear.com

with a copy (which shall not constitute notice) to:

Wachtell, Lipton, Rosen & Katz

51 West 52nd Street

New York, New York 10019

Attention:   David C. Karp

                   Ronald C. Chen

                   Selwyn B. Goldberg

Facsimile:  (212) 403-2000

If to Arlo, to:

Arlo Technologies, Inc.

2200 Faraday Avenue, Suite 150

Carlsbad, California 92008

Attention:   General Counsel

E-mail:       legal@arlo.com

with a copy (which shall not constitute notice) to:

Wachtell, Lipton, Rosen & Katz

51 West 52nd Street

New York, New York 10019

Attention:   David C. Karp

                   Ronald C. Chen

                   Selwyn B. Goldberg

Facsimile:  (212) 403-2000

Section 6.11 Miscellaneous. The provisions of Article VIII (Dispute Resolution), Section 11.1(d) (Counterparts), Section 11.7 (Force Majeure), Section 11.8 (No Set-Off), Section 11.9 (Expenses) and Section 11.13 (Specific Performance) of the Separation Agreement shall apply to this Agreement, mutatis mutandis, and are incorporated herein by reference.

Section 6.12 Governing Law. This Agreement and, unless expressly provided therein, each Ancillary Agreement (and any claims or disputes arising out of or related hereto or thereto or to the transactions contemplated hereby and thereby or to the inducement of any party to enter herein and therein, whether for breach of contract, tortious conduct or otherwise and whether predicated on common law, statute or otherwise) shall be governed by and construed and interpreted in accordance with the Laws of the State of Delaware irrespective of the choice of laws principles of the State of Delaware, including all matters of validity, construction, effect, enforceability, performance and remedies.

Section 6.13 Relationship of the Parties. Nothing contained herein shall be deemed to create a partnership, joint venture or similar relationship between the Parties. Neither Party is the agent, employee, joint venturer, partner, franchisee or representative of the other Party. Each Party specifically acknowledges that it does not have the authority to, and shall not, incur any obligations or responsibilities on behalf of the other Party. Notwithstanding anything to the contrary in this Agreement, each Party (and its officers, directors, agents, employees and members) shall not hold themselves out as employees, agents, representatives or franchisees of the other Party or enter into any agreements on such Party’s behalf.

IN WITNESS WHEREOF, the Parties have caused this Intellectual Property Rights Cross-License Agreement to be executed by their duly authorized representatives as of the date first written above.

NETGEAR, INC.

By:

Name:
Title:

ARLO TECHNOLOGIES, INC.

By:

Name:
Title

[Signature Page to Intellectual Property Rights Cross-License Agreement]